CONSENT OF ERNST & YOUNG, INDEPENDENT AUDITORS


   We consent to the incorporation by reference in Post-Effective Amendment No. 1 to the Registration Statement (Form S-8 No. 33-33449) of Harley-Davidson, Inc., pertaining to the (a) Harley-Davidson, Inc. 1986 Stock Option Plan; and (b) Harley-Davidson, Inc. 1988 Stock Option Plan, of our report dated February 10, 1993, with respect to the consolidated financial statements and schedules of Harley-Davidson, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1992, filed with the Securities and Exchange Commission.




                                                                ERNST & YOUNG


   Milwaukee, Wisconsin
   January 28, 1994